                                      AIMCO
                              LETTER OF TRANSMITTAL
                    To Tender Units of Limited Partnership in
          Shelter Properties VI Limited Partnership (the "Partnership")
                        Pursuant to an Offer to Purchase
                     Dated July 24, 2000 (the "Offer Date")
                                       by
                             AIMCO PROPERTIES, L.P.

                      THE OFFER AND WITHDRAWAL RIGHTS WILL
                       EXPIRE AT 5:00 P.M., NEW YORK TIME,
           ON AUGUST 21, 2000 UNLESS EXTENDED (the "Expiration Date").
                             THE OFFER PRICE IS $531

================================================================================
                                 SIGNATURE BOX
                               (See Instruction 2)
--------------------------------------------------------------------------------
         Please sign exactly as your name is printed below. For joint owners, each joint owner must sign. (See Instruction 2).

         The signatory hereto hereby represents, warrants and agrees as set forth in this Letter of Transmittal and tenders the Units indicated in this Letter of Transmittal to the Purchaser pursuant to the terms of the Offer, and certifies under penalties of perjury that the statements in Box A, Box B and, if applicable, Box C are true.

X
 -------------------------------------------------------------------------------
                              (Signature of Owner)

X
 -------------------------------------------------------------------------------
                           (Signature of Joint Owner)

Name and Capacity (if other than individuals):
                                              ----------------------------------
Title:
      --------------------------------------------------------------------------
Address:
        ------------------------------------------------------------------------

--------------------------------------------------------------------------------
(City)                                  (State)                            (Zip)

Area Code and Telephone No. (Day):
                                  ----------------------------------------------
                         (Evening):
                                   ---------------------------------------------
================================================================================

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                                            DESCRIPTION OF UNITS TENDERED
--------------------------------------------------------------------------------------------------------------------
  Name(s), Address(es), Number of Units Owned and Tax Identification Number of
   Registered Holder(s). (Please indicate changes or corrections to the name,      Total Number of Units Tendered
  address, number of units owned and tax identification number printed below.)                   (#)
--------------------------------------------------------------------------------------------------------------------





--------------------------------------------------------------------------------------------------------------------

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[ ] Check box if the units have been tendered in another tender offer.
--------------------------------------------------------------------------------------------------------------------

================================================================================
                        SIGNATURE GUARANTEE (IF REQUIRED)
                               (SEE INSTRUCTION 2)
--------------------------------------------------------------------------------

YOU DO NOT NEED TO HAVE YOUR SIGNATURE GUARANTEED UNLESS YOU ARE A TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-FACT, OFFICER OF A CORPORATION OR OTHER PERSON ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY.

Name and Address of Eligible Institution:
                                         ---------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Authorized Signature: X
                       ---------------------------------------------------------
Name:
     ---------------------------------------------------------------------------
Title:                                  Date:
      -----------------------------          -----------------------------------
================================================================================


--------------------------------------------------------------------------------
                          SPECIAL PAYMENT INSTRUCTIONS
                          (SEE INSTRUCTIONS 2, 7 AND 8)

         To be completed ONLY if the consideration for the purchase price of Units accepted for payment is to be issued in the name of someone other than the signatory.


[ ] Issue consideration to:

Name
    ----------------------------------------------------------------------------
                             (Please Type or Print)

Address
       -------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               (Include Zip Code)


--------------------------------------------------------------------------------
                   (Tax Identification or Social Security No.)
                            (See Substitute Form W-9)

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                          SPECIAL DELIVERY INSTRUCTIONS
                          (SEE INSTRUCTIONS 2, 7 AND 8)

         To be completed ONLY if the consideration for the purchase price of Units accepted for payment is to be sent to someone other than the signatory or to the signatory at an address other than that shown above.

[ ] Mail consideration to:

Name
    ----------------------------------------------------------------------------
                             (Please Type or Print)

Address
       -------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               (Include Zip Code)

--------------------------------------------------------------------------------

                               TAX CERTIFICATIONS
                               (SEE INSTRUCTION 4)

     By signing the Letter of Transmittal in the Signature Box, the unitholder certifies as true under penalty of perjury, the representations in Boxes A, B and C below. Please refer to the attached Instructions for completing this Letter of Transmittal and Boxes A, B and C below.

================================================================================
                                      BOX A
                               SUBSTITUTE FORM W-9
                           (SEE INSTRUCTION 4 - BOX A)
--------------------------------------------------------------------------------
The unitholder hereby certifies the following to the Purchaser under penalties of perjury:

         (i) The Taxpayer Identification No. ("TIN") printed (or corrected) on the front of this Letter of Transmittal is the correct TIN of the unitholder, unless the Units are held in an Individual Retirement Account ("IRA"); or if this box o is checked, the unitholder has applied for a TIN. If the unitholder has applied for a TIN, a TIN has not been issued to the unitholder, and either
(a) the unitholder has mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office, or (b) the unitholder intends to mail or deliver an application in the near future (it being understood that if the unitholder does not provide a TIN to the Purchaser, 31% of all reportable payments made to the unitholder will be withheld); and

         (ii) Unless this box [ ] is checked, the unitholder is not subject to backup withholding either because the unitholder: (a) is exempt from backup withholding; (b) has not been notified by the IRS that the unitholder is subject to backup withholding as a result of a failure to report all interest or dividends; or (c) has been notified by the IRS that such unitholder is no longer subject to backup withholding.

Note: Place an "X" in the box in (ii) above, only if you are unable to certify that the unitholder is not subject to backup withholding.
================================================================================

================================================================================
                                      BOX B
                                FIRPTA AFFIDAVIT
                           (SEE INSTRUCTION 4 - BOX B)
--------------------------------------------------------------------------------
Under Section 1445(e)(5) of the Internal Revenue Code and Treas. Reg. 1.1445-11T(d), a transferee must withhold tax equal to 10% of the amount realized with respect to certain transfers of an interest in a partnership if 50% or more of the value of its gross assets consists of U.S. real property interests and 90% or more of the value of its gross assets consists of U.S. real property interests plus cash equivalents, and the holder of the partnership interest is a foreign person. To inform the Purchaser that no withholding is required with respect to the unitholder's Units in the Partnership, the person signing this Letter of Transmittal hereby certifies the following under penalties of perjury:

         (i) Unless this box [ ] is checked, the unitholder, if an individual, is a U.S. citizen or a resident alien for purposes of U.S. income taxation, and if other than an individual, is not a foreign corporation, foreign partnership, foreign estate or foreign trust (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

         (ii) The unitholder's U.S. social security number (for individuals) or employer identification number (for non-individuals) is correct as furnished in the blank provided for that purpose on the front of the Letter of Transmittal;

         (iii) The unitholder's home address (for individuals), or office address (for non-individuals), is correctly printed (or corrected) on the front of this Letter of Transmittal.

         The person signing this Letter of Transmittal understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine, imprisonment, or both.
================================================================================

================================================================================
                                      BOX C
                               SUBSTITUTE FORM W-8
                           (SEE INSTRUCTION 4 - BOX C)
--------------------------------------------------------------------------------
By checking this box [ ], the person signing this Letter of Transmittal hereby certifies under penalties of perjury that the unitholder is an "exempt foreign person" for purposes of the Backup Withholding rules under the U.S. Federal income tax laws, because the unitholder has the following characteristics:

         (i) Is a nonresident alien individual or a foreign corporation, partnership, estate or trust;

         (ii) If an individual, has not been and plans not to be present in the U.S. for a total of 183 days or more during the calendar year; and

         (iii) Neither engages, nor plans to engage, in a U.S. trade or business that has effectively connected gains from transactions with a broker or barter exchange.
================================================================================

To participate in the offer, you must send a duly completed and executed copy of this Letter of Transmittal and any other documents required by this Letter of Transmittal so that such documents are received by River Oaks Partnership Services, Inc., the Information Agent, on or prior to the Expiration Date, unless extended. THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. DELIVERY OF THIS LETTER OF TRANSMITTAL OR ANY OTHER REQUIRED DOCUMENTS TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE VALID DELIVERY.

                                   ----------

IF YOU HAVE THE CERTIFICATE ORIGINALLY ISSUED TO REPRESENT YOUR INTEREST IN THE PARTNERSHIP PLEASE SEND IT TO THE INFORMATION AGENT WITH THIS LETTER OF TRANSMITTAL.

                                   ----------

       FOR INFORMATION OR ASSISTANCE IN CONNECTION WITH THE OFFER OR THE COMPLETION OF THIS LETTER OF TRANSMITTAL, PLEASE CONTACT THE INFORMATION AGENT AT (888) 349-2005 (TOLL FREE).

                     The Information Agent for the offer is:

                      RIVER OAKS PARTNERSHIP SERVICES, INC.

               By Mail:                       By Overnight Courier:                     By Hand:
             P.O. Box 2065                      111 Commerce Road                   111 Commerce Road
    S. Hackensack, N.J. 07606-2065            Carlstadt, N.J. 07072               Carlstadt, N.J. 07072
                                           Attn.: Reorganization Dept.         Attn.: Reorganization Dept.

                                                  By Telephone:
                                             TOLL FREE (888) 349-2005


       THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

    The signatory hereto hereby acknowledges that he or she has received and reviewed (i) the Purchaser's Offer to Purchase, dated the date set forth above, relating to the offer by AIMCO Properties, L.P. (the "Purchaser") to purchase Limited Partnership Interests (the "Units") in the Partnership and (ii) this Letter of Transmittal and the Instructions hereto, as each may be supplemented or amended from time to time (collectively, the "Offer").

    Upon the terms and subject to the conditions set forth in the Offer, and this Letter of Transmittal, the signatory hereto hereby tenders to the Purchaser the Units set forth in the box above entitled "Description of Units Tendered", including all interests in any limited partnership represented by such units (collectively, the "Units"), at the price indicated on the Offer and any Supplement thereto, less the amount of distributions, if any, made by the Partnership from the Offer Date until the Expiration Date (the "Offer Price"), net to the signatory in cash, without interest.

    Subject to and effective upon acceptance for payment of any of the Units tendered hereby in accordance with the terms of the Offer, the signatory hereto hereby irrevocably sells, assigns, transfers, conveys and delivers to, or upon the order of, the Purchaser all right, title and interest in and to such Units tendered hereby that are accepted for payment pursuant to the Offer, including, without limitation, (i) all of the signatory's interest in the capital of the Partnership, and the signatory's interest in all profits, losses and distributions of any kind to which the signatory shall at any time be entitled in respect of the Units, including, without limitation, distributions in the ordinary course, distributions from sales of assets, distributions upon liquidation, winding-up, or dissolution, payments in settlement of existing or future litigation, and all other distributions and payments from and after the Expiration Date of the Offer, in respect of the Units tendered by the signatory and accepted for payment and thereby purchased by the Purchaser; (ii) all other payments, if any, due or to become due to the signatory in respect of the Units, under or arising out of the agreement and certificate of limited partnership of the Partnership (the "Partnership Agreement"), or any agreement pursuant to which the Units were sold (the "Purchase Agreement"), whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of the signatory's claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of the Partnership Agreement or Purchase Agreement or the signatory's ownership of the Units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of the Partnership; and (iv) all present and future claims, if any, of the signatory against the Partnership, the other partners of the Partnership, or the general partner and its affiliates, under or arising out of the Partnership Agreement, the Purchase Agreement, the signatory's status as a limited partner, or the terms or conditions of the Offer, for monies loaned or advanced, for services rendered, for the management of the Partnership or otherwise.

    By executing the letter of transmittal, you are irrevocably appointing us and our designees as your proxy, in the manner set forth in the letter of transmittal, each with full power of substitution, to the fullest extent of the your rights with respect to the units tendered by you and accepted for payment by us. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, we accept the tendered unit for payment. Upon such acceptance for payment, all prior proxies given by you with respect to the units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). We and our designees will, as to those units, be empowered to exercise all voting and other rights as a limited partner as we, in our sole discretion, may deem proper at any meeting of limited partners, by written consent or otherwise. We reserve the right to require that, in order for units to be deemed validly tendered, immediately upon our acceptance for payment of the units, we must be able to exercise full voting rights with respect to the units, including voting at any meeting of limited partners then scheduled or acting by written consent without a meeting. By executing the letter of transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with our directions. The proxy granted by you to us will remain effective and be irrevocable for a period of ten years following the termination of our offer.

    The signatory hereto hereby irrevocably constitutes and appoints the Purchaser and any designees of the Purchaser as the true and lawful agent and attorney-in-fact of the signatory with respect to such Units, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to vote or act in such manner as any such attorney and proxy or substitute shall, in its sole discretion, deem proper with respect to such Units on any matter submitted for the consent or approval of holders of such units, to do all such acts and things necessary or expedient to deliver such Units and transfer ownership of such Units on the partnership books maintained by the general partner of the Partnership, together with all accompanying evidence of transfer and authenticity to, or upon the order of, the Purchaser, to sign any and all documents necessary to authorize the transfer of the Units to the Purchaser including, without limitation, the "Transferor's (Seller's) Application for Transfer" created by the National Association of Securities Dealers, Inc., if required, and upon receipt by the Information Agent (as the signatory 's agent) of the Offer Price, to become a substitute limited partner, to receive any and all distributions made by the Partnership from and after the Expiration Date of the Offer (regardless of the record date for any such distribution), and to receive all benefits and otherwise exercise all rights of beneficial ownership of such Units, all in accordance with the terms of the Offer. This appointment shall be effective upon the purchase of the Units by the Purchaser as provided in the Offer and shall be irrevocable for a period of ten years following the termination of the Offer. Upon the purchase of Units pursuant to the Offer, all prior powers of attorney given by the signatory hereto with respect to such Units will be revoked and no subsequent proxies or consents may be given (and if given will not be deemed effective).

    In addition to and without limiting the generality of the foregoing, the signatory hereto hereby irrevocably (i) requests and authorizes (subject to and effective upon acceptance for payment of any Unit tendered hereby) the Partnership and its general partners to take any and all actions as may be required to effect the transfer of the signatory's Units to the Purchaser (or its designee) and to admit the Purchaser as a substitute limited partner in the Partnership under the terms of the Partnership Agreement; (ii) empowers the Purchaser and its agent to execute and deliver to each general partner a change of address form instructing the general partner to send any and all future distributions to the address specified in the form, and to endorse any check payable to or upon the order of such unitholder representing a distribution to which the Purchaser is entitled pursuant to the terms of the offer, in each case, in the name and on behalf of the tendering unitholder; (iii) agrees not to exercise any rights pertaining to the Units without the prior consent of the Purchaser; and (iv) requests and consents to the transfer of the Units, to be effective on the books and records of the Partnership as of the effective date set forth in the Offer.

    The signatory hereto irrevocably constitutes and appoints the Purchaser and any designees of the Purchaser as the true and lawful agent and attorney-in-fact of the signatory with respect to such Units, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to withdraw any or all of such Units that have been previously tendered in response to any tender or exchange offer provided that the price per unit being offered by the Purchaser is equal to or higher than the price per unit being offered in the other tender or exchange offer. This appointment is effective upon execution and receipt and shall continue to be effective unless and until such Units are withdrawn from the offer by the signatory prior to the Expiration Date.

    NOTWITHSTANDING ANY PROVISION IN A PARTNERSHIP AGREEMENT OR ANY PURCHASE AGREEMENT TO THE

CONTRARY, THE SIGNATORY HERETO HEREBY DIRECTS EACH GENERAL PARTNER OF THE PARTNERSHIP TO MAKE ALL DISTRIBUTIONS AFTER THE PURCHASER ACCEPTS THE TENDERED UNITS FOR PAYMENT TO THE PURCHASER OR ITS DESIGNEE. Subject to and effective upon acceptance for payment of any Unit tendered hereby, the signatory hereby requests that the Purchaser be admitted to the Partnership as a substitute limited partner under the terms of the Partnership Agreement. Upon request, the signatory will execute and deliver additional documents deemed by the Information Agent or the Purchaser to be necessary or desirable to complete the assignment, transfer and purchase of Units tendered hereby and will hold any distributions received from the Partnership after the Expiration Date in trust for the benefit of the Purchaser and, if necessary, will promptly forward to the Purchaser any such distributions immediately upon receipt. The Purchaser reserves the right to transfer or assign, in whole or in part, from time to time, to one or more of its affiliates, the right to purchase Units tendered pursuant to the Offer, but any such transfer or assignment will not relieve the Purchaser of its obligations under the Offer or prejudice the rights of tendering unitholders to receive payment for Units validly tendered and accepted for payment pursuant to the Offer.

    By executing this Letter of Transmittal, the signatory hereto represents that either (i) the signatory is not a plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of any such plan, or (ii) the tender and acceptance of Units pursuant to the Offer will not result in a nonexempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code.

    The signatory hereto understands that a tender of Units to the Purchaser will constitute a binding agreement between the signatory and the Purchaser upon the terms and subject to the conditions of the Offer. The signatory recognizes that under certain circumstances set forth in the Offer, the Purchaser may not be required to accept for payment any or all of the Units tendered hereby. In such event, the signatory understands that any Letter of Transmittal for Units not accepted for payment may be returned to the signatory or destroyed by the Purchaser (or its agent). THIS TENDER IS IRREVOCABLE, EXCEPT THAT UNITS TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE, OR UNLESS ALREADY ACCEPTED FOR PAYMENT, ANY TIME AFTER 60 DAYS FROM THE OFFER DATE.

    THE SIGNATORY HAS BEEN ADVISED THAT THE PURCHASER IS AN AFFILIATE OF THE GENERAL PARTNER OF THE PARTNERSHIP. THE SIGNATORY HERETO HAS MADE HIS OR HER OWN DECISION TO TENDER UNITS.

    The signatory hereto hereby represents and warrants for the benefit of the Partnership and the Purchaser that the signatory owns the Units tendered hereby and has full power and authority and has taken all necessary action to validly tender, sell, assign, transfer, convey and deliver the Units tendered hereby and that when the same are accepted for payment by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and such Units will not be subject to any adverse claims and that the transfer and assignment contemplated herein are in compliance with all applicable laws and regulations.

    All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the signatory hereto, and any obligations of the signatory shall be binding upon the heirs, personal representatives, trustees in bankruptcy, legal representatives, and successors and assigns of the signatory..

    The signatory hereto further represents and warrants that, to the extent a certificate evidencing the Units tendered hereby (the "original certificate") is not delivered by the signatory together with this Letter of Transmittal, (i) the signatory represents and warrants to the Purchaser that the signatory has not sold, transferred, conveyed, assigned, pledged, deposited or otherwise disposed of any portion of the Units, (ii) the signatory has caused a diligent search of its records to be taken and has been unable to locate the original certificate,
(iii) if the signatory shall find or recover the original certificate evidencing the Units, the signatory will immediately and without consideration surrender it to the Purchaser; and (iv) the signatory shall at all times indemnify, defend, and save harmless the Purchaser and the Partnership, its successors, and its assigns from and against any and all claims, actions, and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages, judgments, costs, charges, counsel fees, and other expenses of every nature and character by reason of honoring or refusing to honor the original certificate when presented by or on behalf of a holder in due course of a holder appearing to or believed by the partnership to be such, or by issuance or delivery of a replacement certificate, or the making of any payment, delivery, or credit in respect of the original certificate without surrender thereof, or in respect of the replacement certificate.

    If we have or do provide for a subsequent offering period in the Offer, this letter of transmittal should be used to tender Units in the subsequent offering period. Notwithstanding any other provision hereof, the term Expiration Date when used herein for any Units tendered during the subsequent offering period will mean the date the subsequent offering period terminates. NOTWITHSTANDING ANY OTHER PROVISION HEREOF, NO WITHDRAWAL RIGHTS WILL APPLY DURING ANY SUBSEQUENT OFFERING PERIOD.

                                  INSTRUCTIONS
                      FOR COMPLETING LETTER OF TRANSMITTAL

1. REQUIREMENTS OF TENDER. To be effective, a duly completed and signed Letter of Transmittal (or facsimile thereof) and any other required documents must be received by the Information Agent at one of its addresses (or its facsimile number) set forth herein before the date and time of the Expiration Date, unless extended. To ensure receipt of the Letter of Transmittal and any other required documents, it is suggested that you use overnight courier delivery or, if the Letter of Transmittal and any other required documents are to be delivered by United States mail, that you use certified or registered mail, return receipt requested.

         Our records indicate that you own the number of Units set forth in the box above entitled "Description of Units Tendered" under the column entitled "Name(s), Address(es), Number of Units Owned and Tax Identification Number of Registered Holder(s)." If you would like to tender only a portion of your Units, please so indicate in the space provided in the box above entitled "Description of Units Tendered."

WHEN TENDERING, YOU MUST SEND ALL PAGES OF THE LETTER OF TRANSMITTAL, INCLUDING TAX CERTIFICATIONS (BOXES A, B, and C).

THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING UNITHOLDER AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

2.       SIGNATURE REQUIREMENTS.

INDIVIDUAL AND JOINT OWNERS -- After carefully reading and completing the Letter of Transmittal, to tender Units, unitholders must sign at the "X" in the Signature Box of the Letter of Transmittal. The signature(s) must correspond exactly with the names printed (or corrected) on the front of the Letter of Transmittal. NO SIGNATURE GUARANTEE ON THE LETTER OF TRANSMITTAL IS REQUIRED IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE UNITHOLDER (OR BENEFICIAL OWNER IN THE CASE OF AN IRA). If any tendered Units are registered in the names of two or more joint owners, all such owners must sign this Letter of Transmittal.

IRAS/ELIGIBLE INSTITUTIONS -- For Units held in an IRA account, the beneficial owner should sign in the Signature Box and no signature guarantee is required. Similarly, no signature guarantee is required if Units are tendered for the account of a member firm of a registered national security exchange, a member firm of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution").

TRUSTEES, CORPORATIONS, PARTNERSHIP AND FIDUCIARIES -- Trustees, executors, administrators, guardians, attorneys-in-fact, officers of a corporation, authorized partners of a partnership or other persons acting in a fiduciary or representative capacity must sign at the "X" in the Signature Box and have their signatures guaranteed by an Eligible Institution by completing the signature guarantee set forth in the Letter of Transmittal. If the Letter of Transmittal is signed by trustees, administrators, guardians, attorneys-in-fact, officers of a corporation, authorized partners of a partnership or others acting in a fiduciary or representative capacity, such persons should, in addition to having their signatures guaranteed, indicate their title in the Signature Box and must submit proper evidence satisfactory to the Purchaser of their authority to so act (see Instruction 3 below).

3. DOCUMENTATION REQUIREMENTS. In addition to the information required to be completed on the Letter of Transmittal, additional documentation may be required by the Purchaser under certain circumstances including, but not limited to, those listed below. Questions on documentation should be directed to the Information Agent at its telephone number set forth herein.

DECEASED OWNER (JOINT TENANT)      --  Copy of death certificate.

DECEASED OWNER (OTHERS)            --  Copy of death certificate (see also
                                       Executor/Administrator/Guardian below).

EXECUTOR/ADMINISTRATOR/GUARDIAN    --  Copy of court appointment documents for
                                       executor or administrator; and
                                       (a) a copy of applicable provisions of
                                       the will (title page, executor(s)'
                                       powers, asset distribution); or
                                       (b) estate distribution documents.

ATTORNEY-IN-FACT                   --  Current power of attorney.

CORPORATION/PARTNERSHIP            --  Corporate resolution(s) or other evidence
                                       of authority to act. Partnership should
                                       furnish a copy of the partnership
                                       agreement.

TRUST/PENSION PLANS                --  Unless the trustee(s) are named in the
                                       registration, a copy of the cover page of the trust or pension plan, along with a copy of the section(s) setting forth names and powers of trustee(s) and any amendments to such sections or appointment of successor trustee(s).

4. TAX CERTIFICATIONS. The unitholder(s) tendering Units to the Purchaser pursuant to the Offer must furnish the Purchaser with the unitholder(s)' taxpayer identification number ("TIN") and certify as true, under penalties of perjury, the representations in Box A, Box B and, if applicable, Box C. By signing the Signature Box, the unitholder(s) certifies that the TIN as printed (or corrected) on this Letter of Transmittal in the box entitled "Description of Units Tendered" and the representations made in Box A, Box B and, if applicable, Box C, are correct. See attached Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for guidance in determining the proper TIN to give the Purchaser.

U.S. PERSONS. A unitholder that is a U.S. citizen or a resident alien individual, a domestic corporation, a domestic partnership, a domestic estate or a trust if (1) a court within the U.S. is able to exercise primary supervision over the administration of the trust, and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) the trust was in existence on August 10, 1996 and properly elected to be treated as a U.S. person (collectively, "U.S. Persons"), as those terms are defined in the Code, should follow the instructions below with respect to certifying Box A and Box B.

BOX A - SUBSTITUTE FORM W-9.

Part (i), Taxpayer Identification Number -- Tendering unitholders must certify to the Purchaser that the TIN as printed (or corrected) on this Letter of Transmittal in the box entitled "Description of Units Tendered" is correct. If a correct TIN is not provided, penalties may be imposed by the Internal Revenue Service (the "IRS"), in addition to the unitholder being subject to backup withholding.

Part (ii), Backup Withholding -- In order to avoid 31% Federal income tax backup withholding, the tendering unitholder must certify, under penalty of perjury, that such unitholder is not subject to backup withholding. Certain unitholders (including, among others, all corporations and certain exempt non-profit organizations) are not subject to backup withholding. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS. DO NOT CHECK THE BOX IN BOX A, PART (II), UNLESS YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING.

When determining the TIN to be furnished, please refer to the following as a guide:

Individual accounts - should reflect owner's TIN.
Joint accounts - should reflect the TIN of the owner whose name appears first. Trust accounts - should reflect the TIN assigned to the trust.
IRA custodial accounts - should reflect the TIN of the custodian
(not necessary to provide).
Custodial accounts for the benefit of minors - should reflect the TIN of the minor.
Corporations, partnership or other business entities - should reflect the TIN assigned to that entity.

By signing the Signature Box, the unitholder(s) certifies that the TIN as printed (or corrected) on the front of the Letter of Transmittal is correct.

BOX B - FIRPTA AFFIDAVIT -- Section 1445 of the Code requires that each unitholder transferring interests in a partnership with real estate assets meeting certain criteria certify under penalty of perjury the representations made in Box B, or be subject to withholding of tax equal to 10% of the purchase price for interests purchased. Tax


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

withheld under Section 1445 of the Code is not an additional tax. If withholding results in an overpayment of tax, a refund may be claimed from the IRS. PART (I) SHOULD BE CHECKED ONLY IF THE TENDERING UNITHOLDER IS NOT A U.S. PERSON, AS DESCRIBED THEREIN.

BOX C - FOREIGN PERSONS -- In order for a tendering unitholder who is a Foreign Person (i.e., not a U.S. Person, as defined above) to qualify as exempt from 31% backup withholding, such foreign Unitholder must certify, under penalties of perjury, the statement in Box C of this Letter of Transmittal, attesting to that Foreign Person's status by checking the box preceding such statement. UNLESS THE BOX IS CHECKED, SUCH UNITHOLDER WILL BE SUBJECT TO 31% WITHHOLDING OF TAX.

5. VALIDITY OF LETTER OF TRANSMITTAL. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of a Letter of Transmittal and other required documents will be determined by the Purchaser and such determination will be final and binding. The Purchaser's interpretation of the terms and conditions of the Offer (including these Instructions for this Letter of Transmittal) will be final and binding. The Purchaser will have the right to waive any irregularities or conditions as to the manner of tendering. Any irregularities in connection with tenders, unless waived, must be cured within such time as the Purchaser shall determine. This Letter of Transmittal will not be valid until any irregularities have been cured or waived. Neither the Purchaser nor the Information Agent are under any duty to give notification of defects in a Letter of Transmittal and will incur no liability for failure to give such notification.

6. ASSIGNEE STATUS. Assignees must provide documentation to the Information Agent which demonstrates, to the satisfaction of the Purchaser, such person's status as an assignee.

7. TRANSFER TAXES. The amount of any transfer taxes (whether imposed on the registered holder or such person) payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

8. SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS. If consideration is to be issued in the name of a person other than the person signing the Signature Box of the Letter of Transmittal or if consideration is to be sent to someone other than such signer or to an address other than that set forth on the Letter of Transmittal in the box entitled "Description of Units Tendered," the appropriate boxes on the Letter of Transmittal should be completed.



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


             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER -
- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

--------------------------------------------------------------------------------------------------------------------
                                                            GIVE THE
                                                            TAXPAYER
                                                            IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:                                   NUMBER OF --
--------------------------------------------------------------------------------------------------------------------
1.       An individual account                              The individual

2.       Two or more individuals (joint account)            The actual owner of the account or, if combined
                                                            funds, the first individual on the account

3.       Husband and wife (joint account)                   The actual owner of the account or, if joint funds,
                                                            either person

4.       Custodian account of a minor (Uniform Gift to      The minor (2)
         Minors Act)

5.       Adult and minor (joint account)                    The adult or, if the minor is the only contributor,
                                                            the minor (1)

6.       Account in the name of guardian or committee       The ward, minor or incompetent person (3)
         for a designated ward, minor or incompetent
         person (3)

7.   a.  The usual revocable savings trust                  The grantor trustee (1)
         account (grantor is also trustee)

     b.  So-called trust account that is not a              The actual owner (1)
         legal or valid trust under state
         law

8.       Sole proprietorship account                        The owner (4)

9.       A valid trust, estate or pension trust             The legal entity (Do not furnish the identifying
                                                            number of the personal representative or trustee
                                                            unless the legal entity itself is not designated in the
                                                            account title.) (5)

10.      Corporate account                                  The corporation

11.      Religious, charitable, or educational              The organization
         organization account

12.      Partnership account held in the name of the        The partnership
         business

13.      Association, club, or other tax-exempt             The organization
         organization

14.      A broker or registered nominee                     The broker or nominee

15.      Account with the Department of Agriculture in      The public entity
         the name of a public entity (such as a State
         or local government, school district, or
         prison) that receives agricultural program
         payments
--------------------------------------------------------------------------------------------------------------------

(1)  List first and circle the name of the person whose number you furnish.

(2)  Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's or incompetent person's name and furnish such person's social security number or employer identification number.

(4) Show your individual name. You may also enter your business name. You may use your social security number or employer identification number.

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.


             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

     OBTAINING A NUMBER

     If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

     PAYEES EXEMPT FROM BACKUP WITHHOLDING

     Payees specifically exempted from backup withholding on ALL payments include the following:

     -    A corporation.
     -    A financial institution.
     - An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan.
     -    The United States or any agency or instrumentality thereof.
     - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
     - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
     - An international organization or any agency or instrumentality thereof.
     - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
     -    A real estate investment trust.
     - A common trust fund operated by a bank under section 584(a) of the Code.
     - An exempt charitable remainder trust, or a non-exempt trust described in section 4947 (a)(1).
     - An entity registered at all times under the Investment Company Act of 1940.
     -    A foreign central bank of issue.
     - A futures commission merchant registered with the Commodity Futures Trading Commission.

     Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

     - Payments to nonresident aliens subject to withholding under section 1441 of the Code.
     - Payments to Partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
     - Payments of patronage dividends where the amount received is not paid in money.
     -    Payments made by certain foreign organizations.
     -    Payments made to an appropriate nominee.
     -    Section 404(k) payments made by an ESOP.

     Payments of interest not generally subject to backup withholding include the following:

     - Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer. Payments of tax exempt interest (including exempt interest dividends under section 852 of the Code).
     - Payments described in section 6049(b)(5) of the Code to nonresident aliens.
     -    Payments on tax-free covenant bonds under section 1451 of the Code.
     -    Payments made by certain foreign organizations.

     -    Payments of mortgage interest to you.
     -    Payments made to an appropriate nominee.

     Exempt payees described above should file a substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 OR SUCCESSOR FORM (CERTIFICATE OF FOREIGN STATUS).

     Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(A), 6045, and 6050A of the Code.

     PRIVACY ACT NOTICE -- Section 6109 of the Code requires most recipients of dividend, interest, or other payments to give correct taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a correct taxpayer identification number to a payer. Certain penalties may also apply.

     PENALTIES

     (1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER -- If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

     (2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING -- If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

     (3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

     FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.


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




                     The Information Agent for the offer is:

                      RIVER OAKS PARTNERSHIP SERVICES, INC.


              By Mail:                          By Overnight Courier:                        By Hand:
            P.O. Box 2065                         111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065               Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                             Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                                    By Telephone:
                                              TOLL FREE (888) 349-2005



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